Exhibit 99.1

PRESS RELEASE

Valvoline Inc. Reports Second Quarter Results

Delivers 7.7% system-wide SSS growth and 38 net store additions

•Sales from continuing operations of $389 million grew 13%, driven by system-wide same store sales (SSS) growth of 7.7%
•Reported income from continuing operations of $43 million grew 32% and earnings per diluted share (EPS) of $0.33 increased 74%
•Continuing operations adjusted EBITDA of $105 million increased 21% and adjusted EPS of $0.37 increased 61%
•Net store additions in the quarter totaled 38 (14 franchised and 24 company-operated) bringing total system-wide stores to 1,928
•Updating guidance to narrow the range for certain key metrics

LEXINGTON, Ky., May 8, 2024 – Valvoline Inc. (NYSE: VVV), the quick, easy, trusted leader in preventive automotive maintenance, today reported financial results for its second quarter of fiscal 2024, which ended March 31, 2024. All comparisons in this press release are made to the same prior-year period unless otherwise noted.

“The second quarter saw growth of 7.7% in system-wide same-store sales, while adjusted EBITDA increased 21%,” said Lori Flees, President & CEO. “We delivered network growth of 38 net store additions this quarter, 14 of which came from our franchise partners.”

Flees continued, “We also repurchased $40 million of shares in the second quarter which completes the $1.6 billion share repurchase authorization. This fulfills our commitment to return a substantial amount of the net proceeds from the sale of the Global Products business to shareholders.”

Continuing Operations - Operating Results

(In millions, except per share amounts and store counts)	Q2 results	YoY growth
Net revenues	$388.7	13%
Operating income (a)	$76.4	25%
Income from continuing operations (a)	$43.3	32%
EPS (a)	$0.33	74%
Adjusted EPS (b)	$0.37	61%
Adjusted EBITDA (b)	$105.1	21%
System-wide store sales (b)	$746.1	13%
	Q2 results	Quarter change
System-wide stores (b)	1,928	+38
Company-operated stores	919	+24
Franchised stores (b)	1,009	+14
	Q2 - YoY growth
System-wide SSS (b)	7.7%

(a)
Includes the effects of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). These key items are delineated within Table 6 - Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share.

(b)
Refer to Key Business Measures, Use of Non-GAAP Measures, Table 4 - Retail Stores Operating Information, Table 6 - Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share, and Table 7 - Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations for management’s definitions of the metrics presented above and reconciliation to the corresponding GAAP measures, where applicable.

Balance Sheet and Cash Flow

•Cash and cash equivalents balance of $495 million; total debt of $1.6 billion
•Year-to-date continuing operations cash flow from operations of $92 million and free cash flow of $5 million
•Returned cash to shareholders via share repurchases of $40 million during the second quarter and $212 million year-to-date, which completes the $1.6 billion share repurchase authorization
•Included in net interest expense is income of $4 million and $12 million earned during the quarter and year-to-date, respectively on invested net proceeds from the sale of the Global Products business

Outlook

Flees added, “In the first half of the year, we have delivered strong profit growth thanks to the hard work of our team and franchise partners. Our team’s commitment to employee training and retention has allowed us to continue to drive the core business toward its full potential through a focus on improving delivery of additional services and management of labor costs. With the first half of the year behind us, we continue to expect strong year-over-year performance despite lapping a strong second half of fiscal year 2023. Accordingly, we are updating our guidance to narrow the range across a few key metrics.”

Information regarding the Company’s outlook for fiscal 2024 is provided in the table below:

	Updated Outlook			Prior Outlook
System-wide SSS growth	6	—	8%	6	—	9%
System-wide store additions	no		change	140	—	170
Net revenues	$1.6	—	$1.65 billion	$1.6	—	$1.7 billion
Adjusted EBITDA	$430	—	$455 million	$420	—	$460 million
Capital expenditures	no		change	$185	—	$215 million
Adjusted EPS	$1.45	—	$1.65	$1.40	—	$1.65

Valvoline’s outlook for adjusted EBITDA and adjusted EPS are non-GAAP financial measures that are expected to be impacted by items affecting comparability. Valvoline is unable to reconcile these forward-looking non-GAAP financial measures to the comparable GAAP measures estimated for fiscal 2024 without unreasonable efforts, as the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact these GAAP measures in fiscal 2024 but would not impact non-GAAP adjusted results.

Internal Controls

The Company plans to report a material weakness related to the implementation of a new enterprise resource planning system that took place on January 1, 2024, and its related impact on information technology general controls. This implementation was a necessary component of Valvoline’s continued evolution to a standalone company following the sale of the Global Products business.

Notwithstanding the material weakness, the Company believes there are no material inaccuracies or omissions of material fact in the reported results, and to the best of the Company’s knowledge, the condensed consolidated financial statements fairly present in all material aspects the financial condition, results of operations and cash flows in conformity with GAAP. Management developed a plan to further remediate the material weakness and has already begun these efforts. The Company expects the material weakness will be remediated by the end of fiscal 2024.

Conference Call Webcast

Valvoline will host a live audio webcast of its second quarter fiscal 2024 conference call today, May 8, 2024, at 9 a.m. ET. The webcast and supporting materials will be accessible through Valvoline's website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Key Business Measures

Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and SSS; and system-wide store sales. Management believes these measures are useful to evaluating and understanding Valvoline's operating performance and should be considered as supplements to, not substitutes for, Valvoline's net revenues and operating income, as determined in accordance with U.S. GAAP.

Net revenues are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. SSS is defined as net revenues by U.S. Valvoline Instant Oil Change (“VIOC”) stores (company-operated, franchised and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize.

Net revenues are limited to sales at company-operated stores, in addition to royalties and other fees from independent franchised and Express Care stores. Although Valvoline does not recognize store-level sales from franchised stores as net revenues in its Statements of Condensed Consolidated Income, management believes system-wide and franchised SSS comparisons, store counts, and total system-wide store sales are useful to assess market position relative to competitors and overall store and operating performance.

Use of Non-GAAP Measures

The following non-GAAP measures are included herein: Adjusted net revenues; EBITDA, adjusted EBITDA, and adjusted EBITDA margin; adjusted net income and adjusted diluted earnings per share; and free cash flow and discretionary free cash flow. Refer to the tables herein for management's definition of each non-GAAP measure and reconciliation to the most comparable U.S. GAAP measure.

Non-GAAP measures include adjustments from results based on U.S. GAAP that management believes enables comparison of certain financial trends and results between periods and provides a useful supplemental presentation of Valvoline's operating performance that allows for transparency with respect to key metrics used by management in operating the business and measuring performance. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, an alternative to, or more meaningful than, the financial results presented in accordance with U.S. GAAP. The financial results presented in accordance with U.S. GAAP and the reconciliations of non-GAAP measures should be carefully evaluated. The manner used to compute the non-GAAP information used by management may differ from the methods used by other companies and may not be comparable.

Refer to the Appendix at the end of this release for descriptions of the adjustments that depart from the computations in accordance with U.S. GAAP.

About Valvoline Inc.

Valvoline Inc. (NYSE: VVV), is the quick, easy, trusted leader in automotive preventive maintenance. Valvoline Inc. is creating shareholder value by driving the full potential in our core business, accelerating network growth and innovating to meet the needs of customers and the evolving car parc. With more than 1,900 service centers throughout North America, Valvoline Inc. and the Company’s franchise partners keep customers moving with our 4.6 out of 5 star* rated service that includes 15-minute stay-in-your-car oil changes; battery, bulb and wiper replacements; tire rotations; and other manufacturer recommended maintenance services. In fiscal year 2023, Valvoline’s network delivered approximately 27 million services to generate $1.4 billion in revenue from $2.8 billion in system-wide store sales, marking 17 years of consecutive system-wide same-store sales growth. At Valvoline Inc., it all starts with our people, including our more than 10,000 team members and strong, long-standing franchise partners. We are proud to be a ten-time winner of the BEST Award for training excellence and a top-rated franchisor in our category by Entrepreneur and Franchise Times. To learn more, or to find a service center near you, visit vioc.com.

Forward-Looking Statements

Certain statements herein, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, executing on its growth strategy to create shareholder value by driving the full potential in the Company’s core business, accelerating network growth and innovating to meet the needs of customers and the evolving car parc; realizing the benefits from the sale of Global Products; and future opportunities for the remaining stand-alone retail business; and any other statements regarding Valvoline's future operations, financial or operating results, capital allocation, debt leverage ratio, anticipated business levels, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline Inc., or its subsidiaries, registered in various countries
SM Service mark, Valvoline Inc., or its subsidiaries, registered in various countries
*Based on a survey of more than 900,000 Valvoline Instant Oil Change℠ customers annually

FOR FURTHER INFORMATION

Investor Inquiries
Elizabeth B. Russell
+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Angela Davied
media@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries				Table 1
Statements of Consolidated Income
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended March 31		Six months ended March 31

	2024	2023	2024	2023
Net revenues	$388.7	$344.5	$762.1	$677.3
Cost of sales	242.5	217.8	481.1	431.8
Gross profit	146.2	126.7	281.0	245.5
Selling, general and administrative expenses	72.3	62.6	146.8	128.6
Net legacy and separation-related expenses	—	3.8	0.1	29.2
Other income, net	(2.5)	(0.9)	(5.1)	(2.8)
Operating income	76.4	61.2	139.2	90.5
Net pension and other postretirement plan expenses	3.6	3.6	7.0	7.3
Net interest and other financing expenses	15.5	13.3	29.1	32.0
Income before income taxes	57.3	44.3	103.1	51.2
Income tax expense (benefit)	14.0	11.4	25.9	(8.7)
Income from continuing operations	43.3	32.9	77.2	59.9
(Loss) income from discontinued operations, net of tax	(1.9)	1,194.4	(3.9)	1,249.3
Net income	$41.4	$1,227.3	$73.3	$1,309.2

Net earnings per share
Basic earnings (loss) per share
Continuing operations	$0.33	$0.19	$0.59	$0.35
Discontinued operations	(0.01)	6.96	(0.03)	7.20
Basic earnings per share	$0.32	$7.15	$0.56	$7.55

Diluted earnings (loss) per share
Continuing operations	$0.33	$0.19	$0.59	$0.34
Discontinued operations	(0.01)	6.92	(0.03)	7.16
Diluted earnings per share	$0.32	$7.11	$0.56	$7.50

Weighted average common shares outstanding
Basic	129.8	171.7	130.8	173.5
Diluted	130.7	172.7	131.7	174.5

Valvoline Inc. and Consolidated Subsidiaries		Table 2
Condensed Consolidated Balance Sheets
(In millions - preliminary and unaudited)

	March 31	September 30
	2024	2023
Assets
Current assets
Cash and cash equivalents	$494.5	$409.1
Receivables, net	109.6	81.3
Inventories, net	37.5	33.3
Prepaid expenses and other current assets	59.8	65.5
Short-term investments	—	347.5
Total current assets	701.4	936.7

Noncurrent assets
Property, plant and equipment, net	877.9	818.3
Operating lease assets	288.1	266.5
Goodwill and intangibles, net	692.3	680.6
Other noncurrent assets	203.3	187.8
Total assets	$2,763.0	$2,889.9

Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$623.8	$23.8
Trade and other payables	118.8	118.7
Accrued expenses and other liabilities	221.1	215.9
Current liabilities held for sale	—	3.9
Total current liabilities	963.7	362.3

Noncurrent liabilities
Long-term debt	951.3	1,562.3
Employee benefit obligations	170.2	168.0
Operating lease liabilities	269.0	247.3
Other noncurrent liabilities	348.7	346.8
Total noncurrent liabilities	1,739.2	2,324.4

Stockholders' equity	60.1	203.2

Total liabilities and stockholders' equity	$2,763.0	$2,889.9

Valvoline Inc. and Consolidated Subsidiaries		Table 3
Condensed Consolidated Statements of Cash Flows
(In millions - preliminary and unaudited)

	Six months ended
	March 31
	2024	2023
Cash flows from operating activities
Net income	$73.3	$1,309.2
Adjustments to reconcile net income to cash flows from operating activities:
Loss (income) from discontinued operations	3.9	(1,249.3)
Depreciation and amortization	50.2	39.1
Deferred income taxes	—	(26.6)
Stock-based compensation expense	4.9	5.4
Other, net	1.4	2.3
Change in operating assets and liabilities	(41.6)	93.4
Operating cash flows from continuing operations	92.1	173.5
Operating cash flows from discontinued operations	(3.9)	(63.4)
Total cash provided by operating activities	88.2	110.1
Cash flows from investing activities
Additions to property, plant and equipment	(87.2)	(79.4)
Acquisitions of businesses	(21.3)	(18.9)
Proceeds from maturities of short-term investments	350.0	—
Other investing activities, net	(10.9)	2.0
Investing cash flows from continuing operations	230.6	(96.3)
Investing cash flows from discontinued operations	—	2,623.2
Total cash provided by investing activities	230.6	2,526.9
Cash flows from financing activities
Proceeds from borrowings	—	920.9
Repayments on borrowings	(11.8)	(909.0)
Repurchases of common stock	(212.2)	(257.4)
Cash dividends paid	—	(21.8)
Other financing activities	(13.6)	(12.1)
Financing cash flows from continuing operations	(237.6)	(279.4)
Financing cash flows from discontinued operations	—	(108.1)
Total cash used in financing activities	(237.6)	(387.5)
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	0.2	1.1
Increase in cash, cash equivalents and restricted cash	81.4	2,250.6
Cash, cash equivalents and restricted cash - beginning of period	413.1	83.9
Cash, cash equivalents and restricted cash - end of period	$494.5	$2,334.5

Valvoline Inc. and Consolidated Subsidiaries				Table 4
Retail Stores Operating Information
(Preliminary and unaudited)

	Three months ended March 31		Six months ended March 31

	2024	2023	2024	2023
Sales information
System-wide store sales - in millions (a)	$746.1	$659.9	$1,469.0	$1,303.9
Year-over-year growth (a)	13.1%	18.5%	12.7%	17.7%

Same-store sales growth (b)
Company-operated	7.4%	14.2%	6.8%	13.5%
Franchised (a)	8.0%	12.9%	8.0%	12.0%
System-wide (a)	7.7%	13.5%	7.4%	12.7%

	Number of stores at end of period
	Second Quarter 2024	First Quarter 2024	Fourth Quarter 2023	Third Quarter 2023	Second Quarter 2023
Company-operated	919	895	876	854	832
Franchised (a)	1,009	995	976	950	949

				March 31
				2024	2023
System-wide store count (a)				1,928	1,781
Year-over-year growth (a)				8.3%	7.2%

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)
Valvoline determines SSS growth as sales by U.S. VIOC stores (company-operated, franchised, and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation.

Valvoline Inc. and Consolidated Subsidiaries					Table 5
System-wide Retail Stores
(Preliminary and unaudited)

	Company-operated
	Second Quarter 2024	First Quarter 2024	Fourth Quarter 2023	Third Quarter 2023	Second Quarter 2023
Beginning of period	895	876	854	832	813
Opened	14	14	14	12	13
Acquired	10	5	8	8	6
Net conversions between company-operated and franchised	—	—	—	2	—
Closed	—	—	—	—	—
End of period	919	895	876	854	832

	Franchised (a)
	Second Quarter 2024	First Quarter 2024	Fourth Quarter 2023	Third Quarter 2023	Second Quarter 2023
Beginning of period	995	976	950	949	933
Opened	15	19	26	3	16
Acquired (b)	—	—	—	—	—
Net conversions between company-operated and franchised	—	—	—	(2)	—
Closed	(1)	—	—	—	—
End of period	1,009	995	976	950	949

Total system-wide stores (a)	1,928	1,890	1,852	1,804	1,781

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)	Represents the acquisition of franchise stores that are new to the Valvoline system by Valvoline Inc.

Valvoline Inc. and Consolidated Subsidiaries				Table 6
Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended March 31		Six months ended March 31

	2024	2023	2024	2023
Reported income from continuing operations	$43.3	$32.9	$77.2	$59.9
Adjustments:
Net pension and other postretirement plan expenses	3.6	3.6	7.0	7.3
Net legacy and separation-related expenses (a)	—	3.8	0.1	29.2
Information technology transition costs	3.1	0.4	5.8	0.7
Investment and divestiture-related costs	—	1.0	—	1.0
Debt extinguishment and modification costs	—	0.9	—	0.9
Suspended operations	—	0.1	—	(0.1)
Total adjustments, pre-tax	6.7	9.8	12.9	39.0
Income tax benefit of adjustments (a)	(1.7)	(2.5)	(3.3)	(30.3)
Total adjustments, after tax	5.0	7.3	9.6	8.7
Adjusted income from continuing operations (b) (c)	$48.3	$40.2	$86.8	$68.6

Reported diluted earnings per share from continuing operations	$0.33	$0.19	$0.59	$0.34
Adjusted diluted earnings per share from continuing operations (c) (d)	$0.37	$0.23	$0.66	$0.39

Weighted average diluted common shares outstanding	130.7	172.7	131.7	174.5

(a)
During the six months ended March 31, 2023, the Company recognized $24.4 million of expense within Net legacy and separation-related expenses in the Statement of Consolidated Income, in addition to an income tax benefit of $26.5 million to reflect its increased indemnity obligation and the release of valuation allowances, respectively, in connection with the amendment of its tax matters agreement with Valvoline’s former parent company.

(b)	Adjusted income from continuing operations is defined as income from continuing operations adjusted for the effects of key items.
(c)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(d)	Adjusted diluted earnings per share from continuing operations is defined as diluted earnings per share calculated using adjusted income from continuing operations.

Valvoline Inc. and Consolidated Subsidiaries				Table 7
Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations
(In millions - preliminary and unaudited)

	Three months ended March 31		Six months ended March 31

	2024	2023	2024	2023
Reported net revenues	$388.7	$344.5	$762.1	$677.3
Key items:
Suspended operations	—	—	—	(0.2)
Adjusted net revenues (a) (b)	$388.7	$344.5	$762.1	$677.1

Income from continuing operations	$43.3	$32.9	$77.2	$59.9
Add:
Income tax expense (benefit)	14.0	11.4	25.9	(8.7)
Net interest and other financing expenses	15.5	13.3	29.1	32.0
Depreciation and amortization	25.6	20.6	50.2	39.1
EBITDA from continuing operations (b) (c)	98.4	78.2	182.4	122.3
Key items:
Net pension and other postretirement plan expenses	3.6	3.6	7.0	7.3
Net legacy and separation-related expenses	—	3.8	0.1	29.2
Information technology transition costs	3.1	0.4	5.8	0.7
Investment and divestiture-related costs	—	1.0	—	1.0
Suspended operations	—	0.1	—	(0.1)
Key items - subtotal	6.7	8.9	12.9	38.1
Adjusted EBITDA from continuing operations (b) (c)	$105.1	$87.1	$195.3	$160.4

Net profit margin (d)	11.1%	9.6%	10.1%	8.8%
Adjusted EBITDA margin (b) (e)	27.0%	25.3%	25.6%	23.7%

(a)	Adjusted net revenues are reported net revenues adjusted for key items.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	EBITDA from continuing operations is defined as income from continuing operations, plus income tax expense (benefit), net interest and other financing expenses, and depreciation and amortization attributable to continuing operations. Adjusted EBITDA from continuing operations is EBITDA adjusted for key items attributable to continuing operations.
(d)	Net profit margin is defined as reported income from continuing operations divided by reported net revenues.
(e)	Adjusted EBITDA margin is defined as Adjusted EBITDA from continuing operations divided by adjusted net revenues.

Valvoline Inc. and Consolidated Subsidiaries		Table 8
Non-GAAP Reconciliation - Free Cash Flows from Continuing Operations
(In millions - preliminary and unaudited)

Free cash flow (a)	Six months ended
	March 31
	2024	2023
Operating cash flows from continuing operations	$92.1	$173.5
Adjustments:
Additions to property, plant and equipment	(87.2)	(79.4)
Free cash flow from continuing operations (b)	$4.9	$94.1

Discretionary free cash flow (c)	Six months ended
	March 31
	2024	2023
Operating cash flows from continuing operations	$92.1	$173.5
Adjustments:
Maintenance additions to property, plant and equipment	(13.6)	(9.7)
Discretionary free cash flow from continuing operations (b)	$78.5	$163.8

(a)	Free cash flow is defined as operating cash flows less Additions to property, plant and equipment and certain other adjustments, as applicable.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	Discretionary free cash flow is defined as operating cash flows less Maintenance additions to property, plant and equipment and certain other adjustments, as applicable.

Valvoline Inc. and Consolidated Subsidiaries
Appendix - Description of Non-GAAP Measures and Adjustments

EBITDA Measures

Management believes EBITDA measures provide a meaningful supplemental presentation of Valvoline’s operating performance between periods on a comparable basis due to the depreciable assets associated with the nature of the Company’s operations, as well as income tax and interest costs related to Valvoline’s tax and capital structures, respectively.

Free Cash Flow and Discretionary Free Cash Flow

Management uses free cash flow and discretionary free cash flow as additional non-GAAP metrics of cash flow generation. By including capital expenditures and certain other adjustments, as applicable, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Discretionary free cash flow includes maintenance capital expenditures, which are routine uses of cash that are necessary to maintain the Company's operations and provides a supplemental view of cash flow generation to maintain operations before discretionary investments in growth. Free cash flow and discretionary free cash flow have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows, such as mandatory debt repayments.

Adjusted Net Revenue and Profitability Measures

Adjusted net revenue and profitability measures (i.e., adjusted net income, diluted earnings per share and EBITDA) enable the comparison of financial trends and results between periods where certain items may not be reflective of the Company’s underlying and ongoing operational performance or vary independent of business performance.

Key Items

The non-GAAP measures used by management exclude the impact of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). Key items are often related to legacy matters or market-driven events considered by management to not be reflective of the ongoing operating performance. Key items may consist of adjustments related to: legacy businesses, including the separation from Valvoline's former parent company, the former Global Products reportable segment, and associated impacts of related activity and indemnities; non-service pension and other postretirement plan activity; restructuring-related matters, including organizational restructuring plans, the separation of Valvoline’s businesses, significant acquisitions or divestitures, debt extinguishment and modification, and tax reform legislation; in addition to other matters that management considers non-operational, infrequent or unusual in nature.

Refer to the below for descriptions of the key items that comprise the adjustments which depart from the computations in accordance with U.S. GAAP:

Net pension and other postretirement plan expenses: Includes several elements impacted by changes in plan assets and obligations that are primarily driven by the debt and equity markets, including remeasurement gains and losses, when applicable; and recurring non-service pension and other postretirement net periodic activity, which consists of interest cost, expected return on plan assets and amortization of prior service credits. Management considers these elements are more reflective of changes in current conditions in global markets (in particular, interest rates), outside the operational performance of the business, and are also legacy amounts that are not directly related to the underlying business and do not have an impact on the compensation and benefits provided to eligible employees for current service.

Net legacy and separation-related expenses: Activity associated with legacy businesses, including the separation from Valvoline’s former parent company and its former Global Products reportable segment. This activity includes the recognition of and adjustments to indemnity obligations to its former parent company; certain legal, financial, professional advisory and consulting fees; and other expenses incurred by the continuing operations in connection with and directly related to these separation transactions and legacy matters. This incremental activity directly attributable to legacy matters and separation transactions is not considered reflective of the underlying operating performance of the Company’s continuing operations.

During the six months ended March 31, 2023, the Company recognized $24.4 million of pre-tax expense to reflect its increased estimated indemnity obligation which also resulted in an income tax benefit of $26.5 million to reflect the release of valuations allowances in connection with the amendment of the Tax Matters Agreement with Valvoline’s former parent company.

Information technology transition costs: Consists of expenses incurred related to the Company’s transition to a stand-alone enterprise resource planning software system during fiscal years 2023 and 2024, including data conversion, temporary support, training, and redundant expenses incurred from duplicative technology platforms during implementation. These expenses are reflective of incremental costs directly associated with technology transitions and data migration that are not considered to be reflective of the ongoing expenses of operating the Company’s technology platforms.

Suspended operations: Represents the results of a former Global Products business where operations were suspended during fiscal 2022. This business was not included in the sale of the Global Products business in March 2023. It was classified as held for sale and impaired as of September 30, 2023, and subsequently sold during the first fiscal quarter of 2024. These results are not indicative of the operating performance of the Company’s ongoing continuing operations.

Investment and divestiture-related costs: Expense recognized to reduce the carrying value of an investment interest determined to be impaired. This cost is not considered to be reflective of the underlying performance of the Company’s ongoing continuing operations.

Debt extinguishment and modification costs: Relates to the modification of the Senior Credit Agreement and includes the accelerated amortization of previously capitalized debt issuance costs, as well as third-party fees expensed in connection with the execution of the amended Senior Credit Agreement. These expenses are not considered to be indicative of the future servicing costs of the Company’s ongoing debt facilities.